SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 23, 2002

                                United Pan-Europe
                               Communications N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            (Commission File Number)

                                   98-0191997
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
              (Address and zip code of principal executive offices)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

On September 23, 2002, United Pan-Europe Communications N.V. (the "Company") confirmed (i) that it is continuing its negotiations with UnitedGlobalCom ("UGC") and a bondholder committee regarding the plan for the recapitalisation of the Company, (ii) that the bank lenders and UGC have extended until September 27, 2002 the waivers of the defaults arising as a result of the Company's decision not to make interest payments under its outstanding 10 7/8% Senior Notes due 2009, 11 1/4% Senior Notes due 2010, 11 1/2% Senior Notes due 2010, 10 7/8% Senior Notes due 2007 and 11 1/4% Senior Notes due 2009 and (iii) that it is negotiating with the bank lenders and UGC for a longer extension of the waivers of the defaults. The terms of the waivers remain unchanged from those announced on March 4, 2002.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                    By: /s/ Anton A.M. Tuijten
                                       --------------------------------------
                                       Name:  Anton A.M. Tuijten
                                       Title: Member of the Board of Management
                                              and General Counsel



Dated: September 23, 2002